UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Wayside Road Burlington, Massachusetts (Address of principal executive offices)	01803 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	CRNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2020 (the “Original Form 8-K”), Cerence Inc. (the “Company”) filed a copy of a May 29, 2020 press release (the “Press Release”) announcing the pricing of an offering of $150 million aggregate principal amount of convertible senior notes due 2025 (the “Notes”). The Press Release stated that the maturity date of the Notes was December 1, 2025, unless earlier converted, repurchased or redeemed. The actual maturity date for the Notes is June 1, 2025, unless earlier converted, repurchased or redeemed.

This Current Report on Form 8-K/A is being filed solely to amend the Original Form 8-K to reflect the correct maturity date. Except as set forth herein, the information set forth in the Original Form 8-K remains unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERENCE INC.

Date: June 2, 2020	By:	/s/ Mark Gallenberger
	Name:	Mark Gallenberger
	Title:	Chief Financial Officer